Project Oslo
Discussion Materials
DRAFT
CONFIDENTIAL
28 November 2007
PRELIMINARY | SUBJECT TO FURTHER REVIEW AND EVALUATION
THESE MATERIALS MAY NOT BE USED OR RELIED UPON FOR ANY PURPOSE OTHER THAN AS SPECIFICALLY CONTEMPLATED BY
A WRITTEN AGREEMENT WITH CREDIT SUISSE.
Exhibit (c)(3)

1 CONFIDENTIAL – PRELIMINARY – FOR DISCUSSION PURPOSES ONLY D R A F T Table of Contents 1. Market Overview 2. Oslo Management Business Plan 3. Preliminary Oslo Financial Analysis

CONFIDENTIAL – PRELIMINARY – FOR DISCUSSION PURPOSES ONLY 2 1. Market Overview

CONFIDENTIAL – PRELIMINARY – FOR DISCUSSION PURPOSES ONLY

Oslo Historical Stock Price Overview

	Average Price ($)	Volume Weighted Average Price ($)	Average Number of Shares ('000s)	Volume Weighted Average Value ($MM)
1 day	100.91	100.91	395.8	39.9
1 week	100.37	100.77	420.6	42.4
1 month	99.60	99.98	397.2	39.7
3 months	87.08	89.23	320.8	28.6
6 months	73.09	72.40	364.5	26.4
12 months	62.75	63.84	316.2	20.2

As of November 27, 2007

(US$)
Indexed Price
120
110
100
90
80
70
60
50
40
30
11/27/06
1/2/07
2/8/07
3/16/07
4/20/07
5/28/07
7/4/07
8/9/07
9/14/07
10/19/07
11/27/07
March 15, 2007
Oslo announces 2006 annual results (28% year-on-year increase in consolidated revenues compared to 2005 and a 35% increase in net income)
May 8, 2007
Oslo announces Q1 results (44% year-on-year increase in consolidated revenues compared to 1Q06 and a 15% increase in net income)
July 6, 2007
News report of Viking in talks with its core shareholders to buy their stakes in Oslo
August 9, 2007
Oslo announces Q2 results (51% year-on-year increase in consolidated revenues and 46% increase in net income compared to 2Q06)
October 26, 2007
News report that Viking applied to several banks to draw a $4.5bn loan, having sent a request for proposal (RFP)
October 30, 2007
News report that Viking reduced the size of a loan it is raising to finance acquisitions to $3.5bn from $4.5bn
November 1, 2007
News report of Viking seeking funds to purchase Oslo for $95-$100
November 8, 2007
Oslo announces Q3 results (53% year-on-year increase in consolidated revenues and 207% increase in net income compared to 3Q06)
November 26, 2007
News report that Viking offered $100 per share for Oslo
157%
153%
77%
45%
Oslo's Volume
Oslo
Viking
Comstar
MTS

DRAFT

Source: FactSet as of November 27, 2007
Note: Oslo 2006 results are not pro forma for the acquisition of Corbina Telecom
Note: Selected commentaries

CREDIT SUISSE

3

CONFIDENTIAL – PRELIMINARY – FOR DISCUSSION PURPOSES ONLY
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Stock Price Performance From Selected Dates
Oslo Viking MTS Comstar
Telecom Index
(1)
Russian Index
(2)
Event Date Price (D-1) % Change Price (D-1) % Change Price (D-1) % Change Price (D-1) % Change Price (D-1) % Change Price (D-1) % Change
Current Price $100.91 $34.50 $88.64 $10.21 257.66 2,155.38
12 Month Performance 28-Nov-06 39.41 156.1% 13.65 152.8% 43.71 102.8% 6.93 47.3% 230.02 12.0% 1728.98 24.7%
Viking in Talks News Report 06-Jul-07 60.36 67.2% 22.12 56.0% 62.40 42.1% 9.60 6.4% 268.46 (4.0%) 1973.12 9.2%
Q2 Results 09-Aug-07 69.60 45.0% 22.47 53.5% 65.25 35.8% 10.75 (5.0%) 271.70 (5.2%) 1987.25 8.5%
$4.5bn RFP Bid News Report 26-Oct-07 104.89 (3.8%) 31.16 10.7% 78.21 13.3% 11.75 (13.1%) 283.72 (9.2%) 2151.10 0.2%
$3.5bn RFP Bid News Report 30-Oct-07 103.50 (2.5%) 34.93 (1.2%) 82.38 7.6% 12.60 (19.0%) 293.33 (12.2%) 2226.02 (3.2%)
$95-$100 News Report 01-Nov-07 103.45 (2.5%) 33.07 4.3% 83.00 6.8% 12.25 (16.7%) 297.49 (13.4%) 2223.06 (3.0%)
Q3 Results 08-Nov-07 101.02 (0.1%) 30.43 13.4% 83.69 5.9% 12.90 (20.9%) 291.78 (11.7%) 2280.95 (5.5%)
$100 News Report 26-Nov-07 102.38 (1.4%) 32.72 5.4% 84.77 4.6% 11.10 (8.0%) 262.72 (1.9%) 2151.89 0.2%
Source: FactSet. Current stock price as of November 27, 2007
Note: (D-1) denotes stock price one day before the selected event occured
Note: % Change calculated as the change in stock price from the day before the selected event occurred to current
(1) NASDAQ Telecom Index
(2) Russia RTS Index

CONFIDENTIAL – PRELIMINARY – FOR DISCUSSION PURPOSES ONLY
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Oslo Stock Price / Volume Overview
LTM Stock Price Performance of Oslo
Source: FactSet as of November 27, 2007
Stock Price / Volume (2 Months)
Source: FactSet as of November 27, 2007
Note: Price / Volume from September 27, 2007 to November 27, 2007
Note: Oslo stockholder breakdown is Altimo 26.6%, Telenor 18.3%, Rostelecom 11.0%, Inure
7.9% and Freefloat of 32.6%. Freefloat of 32.6% equals c.14.6M shares
($ per share)
Stock Price / Volume (1 Month)
Source: FactSet as of November 27, 2007
Note: Price / Volume from October 29, 2007 to November 27, 2007
($ per share)
In the last month, c. 8.0M
shares traded (c.55% of
freefloat)
In the period
between
September 27 to
November 27,
2007, c.14.6M
shares traded
(100% of
freefloat)
27-Nov-06 18-Jan-07 09-Mar-07 02-May-07 22-Jun-07 14-Aug-07 05-Oct-07 27-Nov-07
$30
$40
$50
$60
$70
$80
$90
$100
$110
$120
0
200
400
600
800
1,000
1,200
Volume in Thousands Price
21.2%
21.5%
15.7%
14.7%
8.7%
18.1%
–
–
70-74 75-79 80-84 85-89 90-94 95-99 100-103 103-108
39.4%
35.1%
17.8%
7.7%
–
–
–
–
70-74 75-79 80-84 85-89 90-94 95-99 100-103 103-108

Indexed Price

Analysts' Recommendation

CREDIT SUISSE

CONFIDENTIAL – PRELIMINARY – FOR DISCUSSION PURPOSES ONLY
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27-Nov-06 26-Feb-07 28-May-07 27-Aug-07 27-Nov-07
$19
$39
$59
$79
$99
$119
Oslo Russia RTS Viking
MSCI Telecoms
Market Overview
Sector Performance Analysts’ Target Price Development
Analysts’ Recommendations Analysts’ Target Prices
+157%
+153%
+24%
Source: Reuters
Source: FactSet as of November 27, 2007
Note: Average Analysts’ Target Price from Reuters as of October 31, 2007
Source: FactSet as of November 27, 2007
Average Analysts’ Target Price Price
+27%
(US$)
Source: FactSet as of November 27, 2007
(1) Oslo closing stock price of US$ 100.91 as of November 27, 2007
(US$)
$0.0
$20.0
$40.0
$60.0
$80.0
$100.0
$120.0
Jul-06 Sep-06 Nov-06 Jan-07 Mar-07 May-07 Jul-07 Sep-07 Nov-07
Latest TP Period Price Premium / (Discount) To
Analyst Report Recom. Target Price (Months) Report Date Report Date
Current
(1)
Veles Capital
26-Nov-07
HOLD
$98.53 2007YE $100.79 (2.2%) (2.4%)
Merrill Lynch
23-Nov-07 BUY 130.00 12 102.38 27.0% 28.8%
Citigroup
21-Nov-07 BUY 141.00 12 97.38 44.8% 39.7%
Goldman Sachs
16-Nov-07
BUY
105.00 12 98.58 6.5% 4.1%
Credit Suisse
08-Nov-07 BUY 120.50 12 101.37 18.9% 19.4%
Renaissance
29-Oct-07 BUY 136.00 12 103.50 31.4% 34.8%
Morgan Stanley
25-Oct-07
BUY
111.00 12 - 18 104.89 5.8% 10.0%
HSBC
23-Oct-07 BUY 120.00 12 94.45 27.1% 18.9%
Troika Dialog
22-Oct-07 HOLD 100.00 NA 91.08 9.8% (0.9%)
PriceTarget Research
22-Sep-07 BUY 147.00 12 74.02 98.6% 45.7%
Aton
19-Sep-07 BUY 96.00 12 74.74 28.4% (4.9%)
ING
03-Sep-07 HOLD 63.10 12 68.61 (8.0%) (37.5%)
UBS
31-Aug-07 HOLD 72.00 12 68.61 4.9% (28.6%)
Uralsib
21-Aug-07
HOLD
64.00 12 60.88 5.1% (36.6%)
Average after Nov.8 $119.01 19.0% 17.9%
Average after Aug.9 $107.44 21.3% 6.5%
Last 6 Month Average $63.32 (37.2%)
Last 12 Month Average $54.18 (46.3%)
60%
55% 55%
67%
63%
67%
56% 56%
30% 30%
55%
67%
36% 36%
22%
25%
22%
33% 33%
60%
70%
45%
25%
9% 9%
11% 11% 11% 11%
10%
8%
40%
13%
0%
25%
50%
75%
100%
Nov-06 Dec-06 Jan-07 Feb-07 Mar-07 Apr-07 May-07 Jun-07 Jul-07 Aug-07 Sep-07 Oct-07
Buy Hold Sell

CONFIDENTIAL – PRELIMINARY – FOR DISCUSSION PURPOSES ONLY 7 2. Oslo Management Business Plan

CONFIDENTIAL – PRELIMINARY – FOR DISCUSSION PURPOSES ONLY
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Preliminary Oslo Management Forecasts
– Revenue Composition
Source: Oslo Management; forecasts are preliminary and subject to revision by Oslo Management
Note: 2007E consolidates 7 months of Corbina Telecom results as of the closing of the acquisition on May 29, 2007
Note: “NM” denotes not meaningful
(USD in millions, unless otherwise stated)
CAGR CAGR
YE Dec 31 2007E 2008E 2009E 2010E 2011E 2012E 2008E-2010E 2008E-2012E
Revenue
Business Corporate Services
Voice 414.0 531.1 605.3 675.8 746.4 792.3
Data 118.3 152.0 184.8 214.1 240.0 266.3
Internet 177.4 293.2 388.1 521.9 626.3 696.1
Other 17.2 22.6 27.3 29.0 31.8 34.9
Total BCS 726.9 999.0 1,205.5 1,440.8 1,644.5 1,789.6
20.1% 15.7%
% Growth NM 37.4% 20.7% 19.5% 14.1% 8.8%
Wholesale Services
Voice 358.8 444.5 464.9 501.2 527.4 553.5
Data 59.6 64.8 73.0 76.6 80.2 86.1
Internet 28.7 39.9 48.4 57.5 65.5 73.1
Other 1.6 1.4 1.3 1.5 1.6 1.8
Total WHS 448.8 550.6 587.5 636.8 674.7 714.5
7.5% 6.7%
% Growth NM 22.7% 6.7% 8.4% 6.0% 5.9%
Consumer Services
Voice 3.6 2.0 13.5 10.8 14.5 14.9
Data 0.0 0.0 0.0 0.0 0.0 0.0
Internet 58.0 119.1 199.2 312.4 383.5 433.3
Other 1.6 7.0 15.7 19.5 21.7 22.8
Total ROL 63.2 128.1 228.4 342.8 419.7 471.1 63.6% 38.5%
% Growth NM 102.6% 78.2% 50.1% 22.4% 12.2%
Mobile
Voice 24.1 25.0 25.4 25.5 25.5 25.3
Data 0.0 0.0 0.0 0.0 0.0 0.0
Internet 0.0 0.0 0.0 0.0 0.0 0.0
Other 0.3 0.3 0.7 0.9 0.9 0.9
Total MOBILE 24.4 25.3 26.1 26.4 26.3 26.2 2.0% 0.9%
% Growth NM 3.7% 3.0% 1.1% (0.1%) (0.4%)
Total Revenue 1,263 1,703 2,047 2,447 2,765 3,001 19.9% 15.2%
% Growth NM 34.8% 20.2% 19.5% 13.0% 8.5%

CONFIDENTIAL – PRELIMINARY – FOR DISCUSSION PURPOSES ONLY
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Preliminary Oslo Management Forecasts
– Profit & Loss
Source: Oslo Management; forecasts are preliminary and subject to revision by Oslo Management
Note: 2007E consolidates 7 months of Corbina Telecom results as of the closing of the acquisition on May 29, 2007
Note: “NM” denotes not meaningful
Note: Adjusted EBITDA excludes the costs associated with the US GAAP treatment of the existing option plan
(USD in millions, unless otherwise stated)
CAGR CAGR
YE Dec 31 2007E 2008E 2009E 2010E 2011E 2012E 2008E-2010E 2008E-2012E
Total Revenue 1,263 1,703 2,047 2,447 2,765 3,001 19.9% 15.2%
% Growth NM 34.8% 20.2% 19.5% 13.0% 8.5%
EBITDA 328 520 638 771 870 943 21.7% 16.0%
% Growth NM 58.8% 22.6% 20.8% 12.9% 8.4%
% Margin 25.9% 30.5% 31.2% 31.5% 31.5% 31.4%
ADJUSTED EBITDA 339 527 640 771 870 943 21.0% 15.7%
% Growth NM 55.7% 21.4% 20.6% 12.8% 8.4%
% Margin 26.8% 30.9% 31.2% 31.5% 31.5% 31.4%
D&A 132 171 236 271 326 357
EBIT 195 349 401 499 544 587 19.6% 13.9%
% Growth NM 78.9% 15.0% 24.4% 8.9% 7.9%
% Margin 15.4% 20.5% 19.6% 20.4% 19.7% 19.5%
Income Tax 63 106 122 174 192 208
% Tax rate 27.7% 32.0% 31.4% 35.2% 35.3% 35.3%
Net Income 158 216 253 302 334 364 18.4% 13.9%
% Growth NM 36.3% 17.1% 19.7% 10.5% 8.8%
% Margin 12.5% 12.7% 12.3% 12.4% 12.1% 12.1%
Capex 335 344 263 294 277 300
As % of Sales 26.5% 20.2% 12.8% 12.0% 10.0% 10.0%

CONFIDENTIAL – PRELIMINARY – FOR DISCUSSION PURPOSES ONLY
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Selected Analyst Reports
Source: Wall Street research and Oslo Management; Oslo Management forecasts are preliminary and subject to revision by Oslo Management
Note: “NA” denotes data not publicly available
(US$ in millions, unless otherwise stated)
Target Price TP Period TP Revenues EBITDA Capex
Broker Date Current Previous (Months) Methodology 2007E 2008E 2009E 2007E 2008E 2009E 2007E 2008E 2009E
Veles Capital 26-Nov-07 98.5 NA 2007YE DCF - WACC=9.4%, TGR=3.0% 1,297.0 1,633.0 1,808.0 311.0 440.0 505.0 259.0 327.0 362.0
Merrill Lynch 23-Nov-07 130.0 NA 12 DCF - WACC=10.9%, TGR=3.0% 1,271.0 1,718.0 2,164.0 319.0 447.0 669.0 590.0 275.0 351.0
Citigroup 21-Nov-07 141.0 NA 12 DCF - WACC=9.3%, TGR=3.0% 1,274.6 1,764.7 2,326.0 331.3 485.1 653.4 293.2 441.2 581.5
Goldman Sachs 16-Nov-07 105.0 76.7 12 SOTP DCF - WACC=10.4% 1,282.0 1,863.0 2,522.0 320.0 488.0 676.0 360.0 440.0 491.0
Credit Suisse 08-Nov-07 120.5 82.8 12 DCF - WACC=9.5% and 8.5x 2009E EV/EBITDA 1,260.4 1,774.4 2,226.1 343.1 491.4 671.6 370.1 381.7 417.4
Renaissance 29-Oct-07 136.0 85.0 12 DCF - WACC=12.4% and 2011E EV/EBITDA 1,291.0 1,883.0 2,581.0 340.0 536.0 791.0 346.0 430.0 490.0
Morgan Stanley 25-Oct-07 111.0 66.5 12 - 18 SOTP DCF - WACC=9.4%, TGR=2.8% 1,231.0 1,587.0 1,846.0 334.5 466.8 531.8 257.0 337.0 378.0
HSBC 23-Oct-07 120.0 NA 12 DCF 1,250.0 1,827.0 2,514.0 310.0 473.0 671.0 296.0 397.0 508.0
Troika Dialog 22-Oct-07 100.0 80.0 NA NA 1,251.0 1,654.0 NA 331.0 455.0 NA NA NA NA
PriceTarget Research 22-Sep-07 147.0 NA 12 DCF NA NA NA NA NA NA NA NA NA
Aton 19-Sep-07 96.0 NA 12 DCF - WACC=11.2%, TGR=5.0% 1,243.0 1,660.0 1,974.0 320.0 463.0 559.0 259.0 332.0 375.0
ING 03-Sep-07 63.1 63.1 12 NA 1,186.0 1,510.0 1,812.0 291.0 378.0 459.0 NA NA NA
UBS 31-Aug-07 72.0 43.4 12 DCF - WACC=11.0%, TGR=2.0% 1,205.4 1,562.1 1,896.7 317.7 407.6 502.0 245.4 292.1 324.2
Uralsib 21-Aug-07 64.0 48.0 12 DCF - WACC=12.5%, TGR=2.0% 1,229.0 1,607.0 2,009.0 337.0 459.0 602.0 307.0 354.0 402.0
JP Morgan 09-Aug-07 NA NA NA NA NA NA NA NA NA NA NA NA NA
Average 1,251.6 1,695.6 2,139.9 323.5 460.8 607.6 325.7 364.3 425.5
Median 1,251.0 1,660.0 2,086.5 320.0 463.0 627.7 296.0 354.0 402.0
Oslo Management 1,263.3 1,703.0 2,047.5 327.5 520.1 637.8 334.5 344.0 263.0
Revenue Growth (%) EBITDA Growth (%) EBITDA Margin (%) Capex as % of Sales
Broker Date 2007E 2008E 2009E 2007E 2008E 2009E 2007E 2008E 2009E 2007E 2008E 2009E
Veles Capital 26-Nov-07 51.8% 25.9% 10.7% 36.8% 41.5% 14.8% 24.0% 26.9% 27.9% 20.0% 20.0% 20.0%
Merrill Lynch 23-Nov-07 48.7% 35.2% 26.0% 40.3% 40.1% 49.7% 25.1% 26.0% 30.9% 46.4% 16.0% 16.2%
Citigroup 21-Nov-07 49.1% 38.5% 31.8% 45.7% 46.4% 34.7% 26.0% 27.5% 28.1% 23.0% 25.0% 25.0%
Goldman Sachs 16-Nov-07 50.0% 45.3% 35.4% 40.7% 52.5% 38.5% 25.0% 26.2% 26.8% 28.1% 23.6% 19.5%
Credit Suisse 08-Nov-07 47.5% 40.8% 25.5% 50.9% 43.2% 36.7% 27.2% 27.7% 30.2% 29.4% 21.5% 18.8%
Renaissance 29-Oct-07 51.1% 45.9% 37.1% 49.5% 57.6% 47.6% 26.3% 28.5% 30.6% 26.8% 22.8% 19.0%
Morgan Stanley 25-Oct-07 44.0% 28.9% 16.3% 47.1% 39.6% 13.9% 27.2% 29.4% 28.8% 20.9% 21.2% 20.5%
HSBC 23-Oct-07 46.3% 46.2% 37.6% 36.3% 52.6% 41.9% 24.8% 25.9% 26.7% 23.7% 21.7% 20.2%
Troika Dialog 22-Oct-07 46.4% 32.2% NA 45.5% 37.5% NA 26.5% 27.5% NA NA NA NA
PriceTarget Research 22-Sep-07 NA NA NA NA NA NA NA NA NA NA NA NA
Aton 19-Sep-07 45.4% 33.5% 18.9% 40.7% 44.7% 20.7% 25.7% 27.9% 28.3% 20.8% 20.0% 19.0%
ING 03-Sep-07 38.8% 27.3% 20.0% 28.0% 29.9% 21.4% 24.5% 25.0% 25.3% NA NA NA
UBS 31-Aug-07 41.0% 29.6% 21.4% 39.7% 28.3% 23.2% 26.4% 26.1% 26.5% 20.4% 18.7% 17.1%
Uralsib 21-Aug-07 43.8% 30.8% 25.0% 48.2% 36.2% 31.2% 27.4% 28.6% 30.0% 25.0% 22.0% 20.0%
JP Morgan 09-Aug-07 41.0% 26.0% NA 29.0% 26.0% NA NA NA NA NA NA NA
Average 46.1% 34.7% 25.5% 41.3% 41.1% 31.2% 25.9% 27.2% 28.3% 25.9% 21.2% 19.6%
Median 46.3% 32.9% 25.2% 40.7% 40.8% 32.9% 26.0% 27.5% 28.2% 23.7% 21.5% 19.5%
Oslo Management 47.8% 34.8% 20.2% 44.0% 58.8% 22.6% 25.9% 30.5% 31.2% 26.5% 20.2% 12.8%

CONFIDENTIAL – PRELIMINARY – FOR DISCUSSION PURPOSES ONLY 11 3. Preliminary Oslo Financial Analysis

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Preliminary Financial Analysis Summary
Methodology
($ per stock amounts)
Comments
Based on WACC range of 10.5% – 12.5% and
perpetuity growth rate of 2.0% – 4.0%
Based on CY+1 transaction EV / EBITDA
multiples
Stock Price (US$)
Equity Value Per Share
Current Stock Price (1) : US$ 100.91
Based on 2008E and 2009E trading EV /
EBITDA multiples
Source: Oslo Management forecasts (preliminary and subject to revision by Oslo Management), Wall Street research and FactSet
(1) Based on Oslo closing stock price of $100.91 as of November 27, 2007
(2) In deriving the implied EV, DVB-T valued as an associate at the cost of the license ($52m) and Corbina Telecom valued as minority interest at the same EV/EBITDA multiples applied to Oslo
Note: Fully diluted number of shares calculated at respective stock price using the treasury method
Note: Adjusted EBITDA excludes the costs associated with the US GAAP treatment of the existing option plan
80
86
85
60 50 70 80 90 100 110 120 130
Selected Transactions Analysis
Selected Companies Analysis
DCF Analysis
128
102
109
Stock Price (US$) 60 70 80 90 100 110 120 130
Implied Premium / Discount to current
(1)
(40.5%) (30.6%) (20.7%) (10.8%) (0.9%) 9.0% 18.9% 28.8%
Implied EV / Adj. EBITDA 08E (US$ 527m)
(2)
5.3x 6.1x 7.0x 7.9x 8.7x 9.6x 10.4x 11.3x
Implied EV / Adj. EBITDA 09E (US$ 640m)
(2)
4.3x 5.0x 5.7x 6.4x 7.1x 7.8x 8.5x 9.2x

CONFIDENTIAL – PRELIMINARY – FOR DISCUSSION PURPOSES ONLY
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Selected Companies Analysis
Source: Oslo Management
(1) Oslo Management forecasts (preliminary and subject to revision by Oslo Management). Adjusted EBITDA excludes the costs associated with the US GAAP treatment of the existing option plan
Note: In deriving the implied EV, DVB-T valued as an associate at the cost of the license ($52m) and Corbina Telecom minority interest valued at the same EV/EBITDA multiples applied to Oslo
Note: Fully diluted number of shares calculated at respective implied equity value per share using the treasury method
2008 2009
(US$ in millions, unless otherwise stated)
High Low High Low
EV/EBITDA 8.5x 7.0x 7.5x 6.0x
Adjusted EBITDA
(1) 527.0 527.0 639.6 639.6
Implied EV 4,479.2 3,688.8 4,797.2 3,837.8
Implied EV/(EBITDA-Capex)
24.5x 20.2x 12.7x 10.2x
Net debt (203.4) (203.4) (203.4) (203.4)
Corbina Minority Interest (287.6) (230.4) (398.7) (311.6)
Other Minorities (53.0) (53.0) (53.0) (53.0)
Associates 66.6 66.6 66.6 66.6
Implied Equity Value 4,001.8 3,268.6 4,208.7 3,336.4
Fully Diluted Shares Outstanding (M) 41.1 40.9 41.1 40.9
Implied Equity Value Per Share (US$) $97 $80 $102 $82
European Altnet Trading Companies
SHARE PRICE MARKET CAP. EV EV / EBITDA EV / (EBITDA - CAPEX) EBITDA CAGR
27-Nov-07 FD ($ MM) ($ MM) 2007E 2008E 2009E 2007E 2008E 2009E '07-'09 '08-'09
Neuf Cegetel €35.52  11,053 11,723 10.9x 8.7x 7.5x 24.4x 16.7x 13.2x 20.0% 15.0%
Fastweb
€26.10  3,084 4,255
6.3x 5.4x 5.0x NM 23.1x 12.5x 12.7% 9.8%
Iliad €68.35  5,548 5,803 9.0x 7.4x 6.4x NM 27.8x 16.3x 18.2% 14.8%
Tiscali €2.30  1,452 2,281 11.1x 7.1x 5.5x NM 23.1x 10.2x 42.4% 29.5%
Comstar $10.21  4,267 4,147 6.7x 6.0x 5.4x 15.8x 11.6x 9.4x 11.8% 11.4%
High 11.1x 8.7x 7.5x 24.4x 27.8x 16.3x 42.4% 29.5%
Low 6.3x 5.4x 5.0x 15.8x 11.6x 9.4x 11.8% 9.8%
Average 8.8x 6.9x 6.0x 20.1x 20.4x 12.3x 21.0% 16.1%
Median 9.0x 7.1x 5.5x 20.1x 23.1x 12.5x 18.2% 14.8%
Oslo (Management) $100.91  4,146 4,675 13.8x 8.9x 7.3x NM 25.5x 12.4x NM 21.4%
Source: Public filings, Equity research, FactSet as of November 27, 2007 and Oslo Management
Note: Exchange rates from FactSet as of November 27, 2007
Note: EV adjusted for the present value of NOLs where applicable
Note: "NM" denotes data not meaningful. "NA" denotes data not publicly available
Note: Corbina Telecom valued as minority interest at Oslo's 2008 EV/EBITDA multiple
Note: Assumes Wall Street analyst forecasts for EBITDA do not include the US GAAP treatment of existing stock options
Note: Oslo Management forecasts for EBITDA excludes the US GAAP treatment of existing stock options

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Selected Transactions Analysis
Source: Oslo Management
(1) Oslo Management forecasts (preliminary and subject to revision by Oslo Management). Adjusted EBITDA excludes the costs associated with the US GAAP treatment of the existing option plan
Note: In deriving the implied EV, DVB-T valued as an associate at the cost of the license ($52m) and Corbina Telecom minority interest valued at the same EV/EBITDA multiples applied to Oslo
Note: Fully diluted number of shares calculated at respective implied equity value per share using the treasury method
2008
(US$ in millions, unless otherwise stated)
High Low
EV/EBITDA 9.5x 7.5x
Adjusted EBITDA
(1) 527.0 527.0
Implied EV 5,006.2 3,952.2
Net debt (203.4) (203.4)
Corbina Minority Interest (325.8) (249.5)
Other Minorities (53.0) (53.0)
Associates 66.6 66.6
Implied Equity Value 4,490.6 3,513.0
Fully Diluted Shares Outstanding (M) 41.2 40.9
Implied Equity Value Per Share (US$) $109 $86
(In Millions, Except where Otherwise Stated)
DATE STAKE IMPLIED VALUE OF 100% OF EV / EBITDA CY+1 to CY+2
ANNOUNCED ACQUIRER / TARGET ACQUIRED EQUITY ENTERPRISE CY+1 EBITDA GROWTH RATE
30-Aug-07 Altice / Cinven / Completel 55.0% €660.9 €713.2 10.3x 33.9%
12-Mar-07 Swisscom / Fastweb 100.0% €3,736.9 €4,824.7 6.7x 9.2%
20-Dec-06 Golden Telecom / Corbina 51.0% $297.6 $342.6 9.7x 120.8%
High 10.3x
Low 6.7x
Average 8.9x
Median 9.7x
Oslo Management Forecast 21.4%
Source: Public filings, Bloomberg, Oslo Management
Note: All multiples calendarized to December 31 year-end
Note: Analyst consensus forecasted EBITDA at the time of the transaction used for Completel and Fastweb
Note: Corbina forecasted EBITDA from Oslo Management

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DCF Methodology
Oslo Management forecasts through fiscal year 2012
Oslo Management guidance for fiscal years 2013 to 2017
Revenue to grow at the nominal GDP growth rate (2013-2017 CAGR of 5.6%)
– GDP growth rate sourced from EIU
EBITDA margin to remain constant at 31.4%
Capex / Sales of 10%
10-year DCF analysis was performed in order to capture medium-term growth prospects of Oslo
Source: Oslo Management
Note: Oslo Management forecasts are preliminary and subject to revision by Oslo Management

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DCF Analysis
Source: Oslo Management forecasts (preliminary and subject to revision by Oslo Management)
Note: In deriving the implied EV, DVB-T valued as an associate at the cost of the license ($52m) and Corbina Telecom minority interest valued using DCF at the same WACC and TGR as Oslo
Note: Adjusted EBITDA excludes the costs associated with the US GAAP treatment of the existing option plan
Note: Fully diluted number of shares calculated at respective implied equity value per share for each WACC and TGR using the treasury method
($ in millions, unless otherwise indicated)
Management Plan Management Guidance
FYE 31 DECEMBER 2005A 2006A 2007E 2008E 2009F 2010F 2011F 2012F 2013F 2014F 2015F 2016F 2017F
Revenues 667 855 1,263 1,703 2,047 2,447 2,765 3,001 3,184 3,369 3,559 3,755 3,960
% Growth 28.1% 47.8% 34.8% 20.2% 19.5% 13.0% 8.5% 6.1% 5.8% 5.6% 5.5% 5.5%
EBITDA 200 227 328 520 638 771 870 943 1,001 1,059 1,118 1,180 1,245
% Margin 26.6% 25.9% 30.5% 31.2% 31.5% 31.5% 31.4% 31.4% 31.4% 31.4% 31.4% 31.4%
% Growth 13.7% 44.0% 58.8% 22.6% 20.8% 12.9% 8.4% 6.1% 5.8% 5.6% 5.5% 5.5%
Cost of exisitng option plan 11 7 2 0 0 0 0 0 0 0 0
Adjusted EBITDA 200 227 339 527 640 771 870 943 1,001 1,059 1,118 1,180 1,245
% Margin 30.0% 26.6% 26.8% 30.9% 31.2% 31.5% 31.5% 31.4% 31.4% 31.4% 31.4% 31.4% 31.4%
% Growth 13.7% 48.8% 55.7% 21.4% 20.6% 12.8% 8.4% 6.1% 5.8% 5.6% 5.5% 5.5%
D&A (84) (100) (132) (171) (236) (271) (326) (357) (318) (337) (356) (376) (396)
% Revenues 11.7% 10.5% 10.0% 11.5% 11.1% 11.8% 11.9% 10.0% 10.0% 10.0% 10.0% 10.0%
Adjusted EBIT 116 127 206 356 403 500 544 587 682 722 763 805 849
Tax Rate – 28.0% 30.0% 30.0% 30.0% 30.0% 30.0% 30.0% 30.0% 30.0% 30.0% 30.0%
Taxes on Adjusted EBIT (58) (107) (121) (150) (163) (176) (205) (217) (229) (241) (255)
Capex (118) (179) (335) (344) (263) (294) (277) (300) (318) (337) (356) (376) (396)
% Revenues 17.7% 21.0% 26.5% 20.2% 12.8% 12.0% 10.0% 10.0% 10.0% 10.0% 10.0% 10.0% 10.0%
Change in Net Working Capital 0 0 0 0 0 0 0 0 0 0 0 0 0
Unlevered Free Cash Flow
(54) 76 256 327 430 467 478 505 534 563 594
Growth (%) (241.9%) 235.5% 28.0% 31.3% 8.8% 2.2% 5.8% 5.6% 5.5% 5.5%
Source: Oslo Management
IMPLIED ENTERPRISE VALUE ($m) IMPLIED EQUITY VALUE PER SHARE ($)
WACC WACC
4,860 10.5% 11.0% 11.5% 12.0% 12.5% 10.5% 11.0% 11.5% 12.0% 12.5%
2.00%
5,173 4,853 4,568 4,312 4,081
2.00%
108 101 95 90 85
PERP. 2.50%
5,360 5,013 4,706 4,431 4,185
PERP. 2.50%
112 105 98 92 87
GROWTH 3.00%
5,572 5,193 4,860 4,564 4,300
GROWTH 3.00%
117 109 101 95 90
RATE 3.50% 5,814 5,397 5,033 4,712 4,427 RATE 3.50% 122 113 105 98 92
4.00%
6,093 5,630 5,229 4,879 4,570
4.00%
128 118 109 102 95
IMPLIED TERMINAL VALUE MULTIPLE (2017E) IMPLIED EV / 2008E EBITDA MULTIPLE
WACC WACC
6
10.5% 11.0% 11.5% 12.0% 12.5% 10.5% 11.0% 11.5% 12.0% 12.5%
2.00% 5.7x 5.4x 5.1x 4.9x 4.6x 2.00% 9.8x 9.2x 8.7x 8.2x 7.7x
PERP. 2.50%
6.1x 5.8x 5.4x 5.1x 4.9x
PERP. 2.50%
10.2x 9.5x 8.9x 8.4x 7.9x
GROWTH 3.00%
6.6x 6.1x 5.8x 5.5x 5.2x
GROWTH 3.00%
10.6x 9.9x 9.2x 8.7x 8.2x
RATE 3.50%
7.1x 6.6x 6.2x 5.8x 5.5x
RATE 3.50%
11.0x 10.2x 9.6x 8.9x 8.4x
4.00%
7.6x 7.1x 6.6x 6.2x 5.8x
4.00%
11.6x 10.7x 9.9x 9.3x 8.7x

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CS does not provide any tax advice. Any tax statement herein regarding any US federal tax is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding any penalties. Any such statement herein was written to support the marketing or promotion of the transaction(s) or matter(s) to which the
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